Exhibit 24.1

POWER OF ATTORNEY

1.
BY THIS POWER OF ATTORNEY, the undersigned, in his capacity as director, manager, member or general partner, as applicable, of the entities listed on Schedule I hereto, or as a director, manager or member of any such general partner of any of the entities listed on Schedule I hereto, and in his capacity as president, vice president, secretary, assistant secretary, treasurer, assistant treasurer, principal executive officer, principal financial officer or controller or principal accounting officer, as applicable, of the entities listed on Schedule I hereto, hereby appoints Charles R. Oglesby and Lynne A. Burgess or any duly authorized designee of Asbury Automotive Group, Inc. (the “Company”), acting jointly or singly, to be his attorneys-in-fact (each, an “Attorney”) to do and execute any and all acts and things relating to the offer and sale of $115,000,000 aggregate principal amount of the Company’s 3.00% Senior Subordinated Convertible Notes due 2012 and any common stock issuable upon the conversion thereof by the Holders from time to time, including, without limitation, to:

(i)
sign any Shelf Registration Statement or registration statement on Form 8-A (together, the “Registration Statements”) to be filed (or, in the case of a previously effective Shelf Registration Statement, designated) with the Commission in connection with the Shelf Registration, and to sign any or all amendments to such Registration Statements, including pre-effective and post-effective amendments, and to file the same, with all exhibits thereto and other documents in connection therewith, including any registration statement filed pursuant to Rule 462(b) under the Securities Act, with the Commission and other appropriate governmental agencies;

(ii)	approve, complete, execute and deliver the Registrable Securities on his behalf; and

(iii)
approve, complete, execute and deliver on his behalf any other document the Attorney shall think necessary, desirable or convenient for the purposes of implementing the transactions contemplated by the Shelf Registration;

and generally to act in relation to the foregoing matters with full power to appoint a further attorney or attorneys (each a “Substitute”) to act in addition to or in substitution for the Attorney.

2.
The entities listed on Schedule I hereto hereby undertake to ratify everything which the Attorney and any Substitute shall do or purport to do on behalf of such entity by virtue of these presents and will fully indemnify the Attorney and any Substitute against all losses, liabilities, costs, claims, actions, demands or expenses which he may incur or which may be made against him as a result of or in connection with anything lawfully done by virtue of these presents.

3.
Capitalized terms used but not defined herein which are defined in the Registration Rights Agreement dated as of March 16, 2007, among Asbury Automotive Group, Inc., the Subsidiary Guarantors named therein and Goldman, Sachs & Co. and Deutsche Bank Securities Inc. (the “Registration Rights Agreement”), shall have the meanings given to them in the Registration Rights Agreement.

4.	THIS POWER OF ATTORNEY shall be governed by and construed in accordance with New York law.

IN WITNESS whereof the undersigned has duly signed this Power of Attorney this 20th day of June, 2008.

/s/ Craig T. Monaghan
Craig T. Monaghan

SCHEDULE I

Asbury Automotive Group, Inc.
AF Motors L.L.C.
ALM Motors L.L.C.
ANL L.P.
Asbury AR Niss L.L.C.
Asbury Arkansas Hund L.L.C.
Asbury Atlanta AC L.L.C.
Asbury Atlanta AU L.L.C.
Asbury Atlanta BM L.L.C.
Asbury Atlanta Chevrolet L.L.C.
Asbury Atlanta Hon L.L.C.
Asbury Atlanta Inf L.L.C.
Asbury Atlanta Infiniti L.L.C.
Asbury Atlanta Jaguar L.L.C.
Asbury Atlanta Lex L.L.C.
Asbury Atlanta Nis L.L.C.
Asbury Atlanta VL L.L.C.
Asbury Automotive Arkansas Dealership Holdings L.L.C.
Asbury Automotive Arkansas L.L.C.
Asbury Automotive Atlanta L.L.C.
Asbury Automotive Brandon, L.P.
Asbury Automotive Central Florida, L.L.C.
Asbury Automotive Deland, L.L.C.
Asbury Automotive Financial Services, Inc.
Asbury Automotive Florida, L.L.C.
Asbury Automotive Fresno L.L.C.
Asbury Automotive Group Holdings, Inc.
Asbury Automotive Group L.L.C.
Asbury Automotive Jacksonville GP L.L.C.
Asbury Automotive Jacksonville, L.P.
Asbury Automotive Management L.L.C.
Asbury Automotive Mississippi L.L.C.
Asbury Automotive North Carolina Dealership Holdings L.L.C.
Asbury Automotive North Carolina L.L.C.
Asbury Automotive North Carolina Management L.L.C.
Asbury Automotive North Carolina Real Estate Holdings L.L.C.
Asbury Automotive Oregon L.L.C.
Asbury Automotive Oregon Management L.L.C.
Asbury Automotive South, L.L.C.
Asbury Automotive Southern California L.L.C.
Asbury Automotive St. Louis, L.L.C.
Asbury Automotive Tampa GP L.L.C.
Asbury Automotive Tampa, L.P.
Asbury Automotive Texas L.L.C.
Asbury Automotive Texas Real Estate Holdings L.L.C.

Asbury Deland Imports 2, L.L.C.
Asbury Fresno Imports L.L.C.
Asbury Jax AC L.L.C.
Asbury Jax Holdings, L.P.
Asbury Jax K L.L.C.
Asbury Jax Management L.L.C.
Asbury Jax PB Chev L.L.C.
Asbury MS Chev, L.L.C.
Asbury MS Gray-Daniels L.L.C.
Asbury MS Metro L.L.C.
Asbury MS Yazoo L.L.C.
Asbury No Cal Niss L.L.C.
Asbury Sacramento Imports L.L.C.
Asbury So Cal DC L.L.C.
Asbury So Cal Hon L.L.C.
Asbury So Cal Niss L.L.C.
Asbury St. Louis Cadillac L.L.C.
Asbury St. Louis Gen L.L.C.
Asbury St. Louis Lex L.L.C.
Asbury Tampa Management L.L.C.
Asbury-Deland Imports L.L.C.
Atlanta Real Estate Holdings L.L.C.
Avenues Motors, Ltd.
Bayway Financial Services, L.P.
BFP Motors L.L.C.
C&O Properties, Ltd.
Camco Finance II L.L.C.
CFP Motors, Ltd.
CH Motors, Ltd.
CHO Partnership, Ltd.
CK Chevrolet LLC
CK Motors LLC
CN Motors, Ltd.
Coggin Automotive Corp.
Coggin Cars L.L.C.
Coggin Chevrolet L.L.C.
Coggin Management, L.P.
CP-GMC Motors, Ltd.
Crown Acura/Nissan, LLC
Crown CHH L.L.C.
Crown CHO L.L.C.
Crown CHV L.L.C.
Crown FDO L.L.C.
Crown FFO Holdings L.L.C.
Crown FFO L.L.C.
Crown GAC L.L.C.

Crown GBM L.L.C.
Crown GCA L.L.C.
Crown GDO L.L.C.
Crown GHO L.L.C.
Crown GNI L.L.C.
Crown GPG L.L.C.
Crown GVO L.L.C.
Crown Honda, LLC
Crown Motorcar Company L.L.C.
Crown RIA L.L.C.
Crown RIB L.L.C.
Crown SJC L.L.C.
Crown SNI L.L.C.
CSA Imports L.L.C.
JC Dealer Systems L.L.C.
Escude-M L.L.C.
Escude-MO L.L.C.
Escude-NN L.L.C.
Escude-NS L.L.C.
Escude-T L.L.C.
HFP Motors L.L.C.
KP Motors L.L.C.
McDavid Austin-Acra, L.L.C.
McDavid Frisco-Hon, L.L.C.
McDavid Grande, L.L.C.
McDavid Houston-Hon, L.L.C.
McDavid Houston-Niss, L.L.C.
McDavid Irving-Hon, L.L.C.
McDavid Outfitters, L.L.C.
McDavid Plano-Acra, L.L.C.
NP FLM L.L.C.
NP MZD L.L.C.
NP VKW L.L.C.
Plano Lincoln-Mercury, Inc.
Precision Computer Services, Inc.
Precision Enterprises Tampa, Inc.
Precision Infiniti, Inc.
Precision Motorcars, Inc.
Precision Nissan, Inc.
Premier NSN L.L.C.
Premier Pon L.L.C.
Prestige Bay L.L.C.
Prestige Toy L.L.C.
Spectrum Insurance Services L.L.C.
Tampa Hund, L.P.
Tampa Kia, L.P.

Tampa LM, L.P.
Tampa Mit, L.P.
Tampa Suzu, L.P.
Thomason Auto Credit Northwest, Inc.
Thomason Dam L.L.C.
Thomason Frd L.L.C.
Thomason Hon L.L.C.
Thomason Hund L.L.C.
Thomason Maz L.L.C.
Thomason Niss L.L.C.
Thomason Outfitters L.L.C.
Thomason Pontiac-GMC L.L.C.
Thomason Suzu L.L.C.
Thomason TY L.L.C.
Thomason Zuk L.L.C.
WMZ Brandon Motors, L.P.
WMZ Motors, L.P.
WTY Motors L.P.